UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule14a-12

SLR SENIOR INVESTMENT CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear Fellow Stockholder:

This mailing includes the notice and proxy statement for the 2021 Annual Meeting of Stockholders of SLR Senior Investment Corp. (the “Company” or “SUNS”) as well as the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report”). In connection with this mailing, we would like to note that the Company changed its name from Solar Senior Capital Ltd. to SLR Senior Investment Corp. effective February 25, 2021, after the 2020 Annual Report was filed with the Securities and Exchange Commission.

We appreciate your interest and investment in SUNS and encourage you to vote your shares today.

Both your proxy card and enclosed insert have instructions on how to vote by mail, by telephone or over the Internet, whichever is most convenient for you.

Thank you.

Sincerely yours,

Michael S. Gross
Chairman, Co-Chief Executive Officer and President

P61187-EPB

Join Your Fellow Stockholders:
VOTE YOUR SHARES TODAY
P61187-EPB

VOTE YOUR SHARES TODAY
SLR Senior Investment Corp. will hold its annual meeting of stockholders on October 27, 2021. We offer three easy methods for you to vote. You will need your unique Control Number provided on the enclosed proxy card in order to vote your shares.
0000 0000 0000 0000
0000 0000 0000 0000
Note: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number.
VOTE BY INTERNET
Visit www.proxyvote.com and follow the online instructions to cast your vote.
Your control number is located on the proxy card.
VOTE BY PHONE
Call 1-800-690-6903 24 hours a day, 7 days a week. Using a touch-tone telephone, follow the simple recorded instructions. Your control number is located on the proxy card.
VOTE BY MAIL
Complete the enclosed proxy card, sign and return it in the postage-paid envelope provided.
Please note, all parties must sign.